Press Release        Source: TeleScience International, Inc.

MEDICAL STAFFING SOLUTIONS ANNOUNCES ACQUISITION

Wednesday October 8, 6:47 pm ET


Company Acquires TeleScience International, Inc.
VIENNA, Va., Oct. 8 /PRNewswire/ -- Medical Staffing Solutions, Inc. (OTC Bulletin Board: MSSI - News), a medical staffing solutions provider, announced today that it has executed a definitive agreement and has acquired TeleScience International, Inc. Under the terms of the agreement, MSSI acquired 100% of the stock of TeleScience International Inc. in exchange for 80% of the outstanding shares of MSSI. Control of MSSI was transferred to TeleScience and the current President and CEO of TeleScience has become the Chairman, President and CEO of MSSI. TeleScience International plans to eventually change the name and ticker symbol of the parent company to something more in line with its trade name, but may also retain the tradename of MSSI and operate a commercial medical staffing division under this name.

TeleScience International is a provider of medical personnel to state and federal government agencies, primarily hospital and medical facilities. The Company also operates a Homeland Security division which provides emergency equipment and supplies to state and local governments and a Technology division which provides systems integration and technology services to the federal government.

Founded in 1987, TeleScience International began operations in 1992 and has grown every year since, reporting unaudited revenues of approximately $6 million for the first 8 months of its current fiscal year. TeleScience currently has over 200 employees operating in 24 states with long-term federal and state medical staffing contracts in place, including a $21 million contract with the US Air Force and a $130 million contract with the State of California. The Company has won contracts for its technology services with the Architect of the Capitol (AOC), which is in charge of the Congressional buildings, the Library of Congress and the US
Supreme Court building.

According to Dr. B.B. Sahay, President and CEO of TeleScience International, "We are a fast growing company with contracts in place to more than double in size over the next year. By gaining access to public market financing opportunities we intend to accelerate our growth through internal expansion and acquisitions."

According to information made available by the outgoing MSSI management, "The acquisition of TeleScience International represents a major step forward for the shareholders of MSSI as TeleScience brings nothing but positive implications for the future. We are very pleased at the outcome of our merger with them."

For information on TeleScience International, Inc. visit their website at www.mssi-intl.com.

Shareholders are requested to log onto the shareholder registration form on the Company website in order to be placed on the mailing list for future information.
TeleScience International Inc. is headquartered at 8150
Leesburg Pike, Suite 1200, Vienna, VA 22182.


Legal Notice Regarding Forward-Looking Statements: "Forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 may be included in this news release. These statements relate to future events or our future financial performance. These statements are only predictions and may differ materially from actual future results or events. TeleScience International, Inc. and Medical Staffing Solutions, Inc. disclaim any intention or obligation to revise any forward-looking statements whether as a result of new information, future developments or otherwise. There are important risk factors that could cause actual results to differ from those contained in forward-looking statements, including, but not limited to risks associated with changes in general economic and business conditions (including the medical staffing and Homeland Security industries), actions of our competitors, the extent to which we are able to develop new services and markets for our services, the time and expense involved in such development activities, the level of demand and market acceptance of our services, changes in our business strategies.





Source: TeleScience International, Inc.